Explanatory Note

XTI AIRCRAFT COMPANY has prepared this Form 1-A/A solely for the purpose of filing additional Exhibit 13 Testing the Waters materials pursuant to Rule 252(d) due to Edgar file size limitations.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
Exhibit 2.1	Certificate of Incorporation (AVX Aircraft Technologies, Inc.) -- September 29, 2009*
Exhibit 2.2	Certificate of Amendment to the Certificate of Incorporation (AVX Aircraft Technologies, Inc.)*
Exhibit 2.3	Bylaws of AVX Aircraft Technologies, Inc. -- September 30, 2009*
Exhibit 2.4	Certificate of Validation and Certificate of Amendment -- November 10, 2015*
Exhibit 4	Form of Subscription Agreement*
Exhibit 6.1	Consulting Agreement with David E. Brody -- October 1, 2015*
Exhibit 6.2	Consulting Agreement with Answer Engineering, LLP -- May 1, 2014*
Exhibit 6.3	Director Services Agreement with Jeff Pino -- January 1, 2015*
Exhibit 6.4	Consulting Agreement with Dennis Olcott -- January 1, 2015*
Exhibit 6.5	Consulting Agreement with Charles Johnson -- January 1, 2015*
Exhibit 6.6	Consulting Agreement with David A. Bovino -- August 1, 2015*
Exhibit 6.7	Agreement with Acuity Advisors*
Exhibit 6.8	Broker-Dealer Services Agreement with FundAmerica Securities LLC*
Exhibit 6.9	Unsecured Convertible Promissory Note with David Brody -- August 31, 2015*
Exhibit 6.10	Promissory Note with Jeffrey Pino -- September 30, 2015*
Exhibit 7	Assignment and Assumption Agreement -- July 30, 2013*
Exhibit 8	Escrow Agreement*
Exhibit 11	Consent of EKS&H LLLP*
Exhibit 12	Opinion re legality*
Exhibit 13	“Testing the waters” materials**

*Previously filed
** To be filed with this amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on December 11, 2015.

XTI Aircraft Company

By David E. Brody,

Signature: /s/ David E. Brody
Chairman of the Board

Date: December 11, 2015

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/
David E. Brody, President
Date: December 11, 2015

/s/
Andrew Woglom, Chief Financial Officer and Chief Accounting Officer
Date: December 11, 2015

/s/
Jeff Pino, Director
Date: December 11, 2015

/s/
Charles Johnson, Director
Date: December 11, 2015

/s/
Dennis Olcott, Director
Date: December 11, 2015